Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2025, with respect to the consolidated financial statements of Grupo Aeroméxico, S. A. B. de C. V., incorporated herein by reference.

/s/ KPMG Cárdenas Dosal, S.C.

Mexico City, Mexico

March 16, 2026